SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2004

DIVIDEND CAPITAL TRUST INC.

(Exact name of small business issuer as specified in its charter)

Maryland	000-50724	82-0538520
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 17th Street, Suite 1700

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Acquisition or Disposition of Assets

Purchase of a large national portfolio of bulk distribution, light industrial and service center buildings. Pursuant to the Form 8-K we filed on September 10, 2004 with regards to the entry into a material definitive agreement, on October 1, 2004, we acquired a fee interest in a portfolio of 53 buildings totaling 4,890,753 square feet located in the following six markets: Atlanta, Boston, Dallas, Houston, Phoenix and San Francisco. The portfolio is 85.2% leased to 119 tenants.  Of the remaining vacant space, 541,252 square feet, or 11.1% of this portfolio, is under master lease agreements whereby the sellers have leased back this space for a period of 9 to 12 months or until the space is leased to a tenant, whichever is sooner. The total estimated cost of this portfolio is approximately $237.9 million (which includes an acquisition fee of $2.3 million that is payable to Dividend Capital Advisors LLC, our advisor), which was paid from net proceeds from our public offering and debt proceeds from our senior secured revolving credit facility.

The table below reflects the number of buildings, total square feet and other occupancy information by market with regards to this acquisition.

Market	Buildings	Total Square Feet	Occupancy	Occupied Square Feet	Master Leased Square Feet (1)
ATLANTA	10	1,272,471	84.78%	1,078,789	167,282
BOSTON	5	405,741	78.16%	317,141	88,600
DALLAS	14	942,494	90.96%	857,300	—
HOUSTON	9	806,441	88.55%	714,106	58,000
PHOENIX	12	1,329,735	80.26%	1,067,237	227,370
SAN FRANCISCO	3	133,871	100.00%	133,871	—

TOTAL PORTFOLIO	53	4,890,753	85.23%	4,168,444	541,252

(1)

Per the table above, 541,252 square feet or 11.1% of the total portfolio is under master lease agreements. For financial reporting purposes, rental payments under master lease agreements are reflected as a reduction of the basis of the underlying property rather than rental revenue.

This portfolio was acquired from unrelated third parties. The purchase price for this acquisition was determined through negotiations between the sellers and our advisor. The total cost of the acquisition may increase by additional costs which have not yet been finally determined. We expect any additional costs to be immaterial.

Item 9.01 Financial Statements and Exhibits.

              To be filed by amendment.  Pursuant to Item 9.01 of Form 8-K, the registrant hereby undertakes to file financial statements filed in response to this item on an amendment to the Current Report on Form 8-K within 75 days from the date of acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIVIDEND CAPITAL TRUST INC.

October 6, 2004
	By:	/s/ Evan H. Zucker
Evan H. Zucker
Chief Executive Officer